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                                   NATIONAL FUEL GAS COMPANY AND SUBSIDIARIES                       S-12
                         NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS               Page 1 of 1

 1) The Notes to the Consolidated Financial Statements appearing under Part II, Item 8 of National Fuel Gas
     Company's September 30, 1994 Form 10 - K are incorporated herein by reference.

2) The Notes to Consolidated Financial Statements appearing under Part I, Item 1 of National Fuel Gas
    Company's December 31, 1994 Form 10 - Q, March 31, 1995 Form 10 - Q and June 30, 1995
    Form 10 - Q are incorporated herein by reference.

3) Analysis of Investments in Associated Companies at August 31, 1995 (per Books):
                                                                 Earnings
                                                                Reinvested
                                             Par or                     in the     Unremitted   Total Investment
                                          Stated Value                 Business     Earnings     in Associated
                                          of Subsidiary    Paid in        at          Since       Companies at
                                              Stock        Capital    Acquisition  Acquisition       Equity

National Fuel Gas Company:
 National Fuel Gas Distribution Corporation    $59,171      $121,668       $4,636     $213,837      $399,312
 National Fuel Gas Supply Corporation           25,345        35,833        2,453      141,638       205,269
 Seneca Resources Corporation                      500       104,035            6       10,456       114,997
 Leidy Hub, Inc.                                     4         1,038            -         (420)          622
 Highland Land & Minerals, Inc.                      5           445            -        4,656         5,106
 Utility Constructors, Inc.                          1         5,959            -       (2,475)        3,485
 Data-Track Account Services, Inc.                   1           499            -          117           617
 National Fuel Resources, Inc.                      10         3,490            -        3,696         7,196
 Consolidating Adjustment                            -             -            -        6,355         6,355
                                                85,037       272,967        7,095      377,860       742,959
National Fuel Gas Supply Corporation:
      Seneca Resources Corporation                   -            61                                      61
                                               $85,037      $273,028       $7,095     $377,860      $743,020
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